SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.


                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (date of earliest event reported): July 21, 2004



                          FLORIDA COMMUNITY BANKS, INC.
             (Exact name of registrant as specified in its charter)




           Florida                      000-1170902               35-2164765
 --------------------------        --------------------        ---------------
(State or other jurisdiction      Commission File Number      (I.R.S. Employer
      Of incorporation)                                      Identification No.)


                1400 North 15th Street, Immokalee, Florida 34142
                    (address of principal executive offices)

                  Registrant's telephone number: (239) 657-3171


                                 Not Applicable

          (Former name or former address, if changed since last report)

ITEM 7. Item 7. Financial Statements and Exhibits.

     (c)  Exhibits.

The following exhibit is being furnished with this Report:

     99.1 Press  Release  (solely  furnished  and not filed for purposes of Item
          12).

ITEM 12. Results of Operation and Financial Condition

On July 21, 2004, Florida Community Banks, Inc. issued a press release announcing its financial results for the quarter ended June 30, 2004. A copy of the press release is furnished as Exhibit 99.1 to this report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:    July 21, 2004

                                                   Florida Community Banks, Inc.
                                                            (Registrant)


                        By:      /s/ Thomas V. Ogletree
                            ----------------------------------------------------
                            Thomas V. Ogletree
                            Executive Vice President and Chief Financial Officer

                                  EXHIBIT INDEX

Exhibit No.          Description
-----------       --------------------------------------------------------------
   99.1           Press Release

                                                                    Exhibit 99.1
                                                                    ------------

[Letterhead]
[Graphic Omitted]

1400 N. 15th Street
Immokalee, FL 34142
Ph: 239-657-3171
Fax: 239-657-2393


PRESS RELEASE
SUBJECT: 2nd Quarter Earnings Statement

July 21, 2004

Stephen L. Price, President & CEO of Florida Community Banks, Inc. has announced the unaudited second quarter earnings for the Company. Florida Community Banks, Inc. is a bank holding company headquartered in Immokalee, Florida whose primary operating entity is the 81-year-old Florida Community Bank. Mr. Price is pleased to announce that consolidated net income for the quarter ending June 30, 2004 was $3,266,186 ($.86 per share fully diluted), compared to second quarter net income last year of $2,127,325 ($.56 per share fully diluted), an increase of 53.5% (53.6% on a fully diluted per share basis). Year-to-date consolidated net income for the first six months of 2004 was $6,051,566 ($1.59 per share fully diluted) compared to $4,156,005 ($1.10 per share fully diluted) in 2003. This represents an increase of 45.6% (44.5% on a fully diluted per share basis).

Earnings for the second quarter represent an annualized return on average assets of 2.24% and an annualized return on average equity of 28.09%. The Company finished the quarter with assets of $601,707,594, a 13.2% increase from June 30, 2003. Shareholders' equity at June 30, 2004 was $47,665,616. The Company's primary investment is in loans, which were $497,716,521 at June 30, 2004 compared to $437,592,827 a year earlier, an increase of 13.7%.

Mr. Price attributed the strong earnings increases to robust loan growth while maintaining high asset quality. He stated that unlike many other so-called community banks, Florida Community Bank is not simply building assets in order to sell the bank for a windfall profit. Florida Community Bank's strategy is to create long-term customer relationships in order to create shareholder value.

Florida Community Bank operates 9 offices in Collier, Lee, Hendry, and Charlotte counties, with 2 additional locations currently under construction in Cape Coral and East Naples.

For more information contact Mr. Price at 239-657-3171.